410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Announces Fourth Quarter and Fiscal Year 2016 Results

CHICAGO-(October 7, 2016)-Oil-Dri Corporation of America (NYSE: ODC) today announced net income for the fourth quarter of fiscal 2016 of $5,261,000 or $0.72 of earnings per diluted share. This compared to net income of $5,066,000, or $0.71 of earnings per diluted share in the same quarter of the prior year. Net sales of $64,916,000 in the quarter decreased by 1% compared to net sales of $65,519,000 in the same quarter of the prior year.

Net income for the fiscal year of $13,613,000 or $1.87 of earnings per diluted share was an 18% increase compared to net income of $11,368,000 or $1.59 of earnings per diluted share in the prior year. Net sales in fiscal 2016 were $262,313,000, which was higher than the net sales of $261,402,000 reported in fiscal 2015.

Net income and earnings per share for both the quarter and the fiscal year benefited from an improved gross profit margin and a lower effective tax rate. The effective tax rate of 5.2% in fiscal year 2016, compared to 19.8% in fiscal year 2015, was driven by the release of the valuation allowance that had been historically accumulated and associated with approximately $1,680,000 of domestic Alternative Minimum Tax (“AMT”) credits.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

BUSINESS REVIEW

President and Chief Executive Officer, Daniel S. Jaffee said, “Fiscal-year 2016’s results are a great way to mark our seventy-fifth year of business. The year brought about a transformation that is apparent in the continued increase in our gross margins. Over the past five years we have increased our gross profit by 54%.

Despite the significant increase in gross profit, net income is affected from period to period by advertising and marketing costs. The high-value products we are focused on promoting require innovative support which comes at a premium. A key component of our marketing support is advertising. Total advertising costs for the company were $18.1 million in fiscal 2016, an increase of $12.9 million compared to fiscal 2015.

While the increase in sales of our Business-to-Business products was relatively small, segment income was extremely strong, increasing 12% in the fourth-quarter and 14% for the full year. High-value products within each of the B2B application groups have played a significant role in improving our overall profit margins. We witnessed continued growth of agricultural products throughout the year, exciting progress in the registration and sales of our newest animal health products, Varium and NeoPrime, and steady growth of Pure-Flo B80 in the palm oil refining market.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

In fiscal 2016, we made a conscious decision to focus on more viable growth opportunities and to change the revenue base within the Retail and Wholesale group.
In doing so, we stepped away from two major low margin accounts which represented an approximate $8 million sales impact in fiscal 2016.

Instead, we focused on selling our new lightweight products. In the latest 24-week period (ending September 11, 2016), third-party market research data indicates that lightweight scoopable litter is the fastest growing segment of the overall cat litter category. Our integrated marketing campaign featuring Katherine Heigl and partnership with The Jason Debus Heigl Foundation has driven trial and brand awareness for Cat’s Pride Fresh & Light Ultimate Care cat litter products. Data indicates that scanned sales of Ultimate Care products have increased 29% compared to the same 24-week period in 2015.

In addition, the lightweight litter revolution has had a strong, positive impact on our private label business. Net sales of our private label lightweight products increased 131% over fiscal 2015 and continue to grow.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

SEGMENT REVIEW

BUSINESS TO BUSINESS

Fourth Quarter Results
	Three-Month Period
	May 1 - July 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$25,525,000	$23,777,000	7%
Segment Income	$9,415,000	$8,416,000	12%

Fiscal Year Results
	Twelve-Month Period
	August 1 - July 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$96,444,000	$92,326,000	4%
Segment Income	$33,464,000	$29,406,000	14%

Sales of our fluids purification, agricultural and animal health products were all higher in both the fourth quarter and full fiscal year compared to the same periods in the prior year. Increased sales of our fluids purification products were driven by global growth of the vegetable oil refining market. Total sales of our Agsorb and Verge agricultural carrier products were up approximately 20% for both the quarter and the fiscal year. Sales of Amlan International animal health products were higher in Asian markets, including sales by our subsidiary in China.

Segment income improved in both periods due to the product mix and lower costs associated with natural gas, packaging and freight. These factors more than offset increased marketing costs during the year to support the international launch of Amlan’s non-antibiotic growth promotion products, Varium and NeoPrime.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

RETAIL AND WHOLESALE

Fourth Quarter Results
	Three-Month Period
	May 1 - July 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$39,391,000	$41,742,000	-6%
Segment (Loss) Income	$(673,000)	$2,685,000	-125%

Fiscal Year Results
	Twelve-Month Period
	August 1 - July 31		Change
	Fiscal 2016	Fiscal 2015
Net Sales	$165,869,000	$169,076,000	-2%
Segment Income	$5,009,000	$5,206,000	-4%

Net sales of our Cat's Pride Fresh & Light lightweight scoopable litters increased approximately 13% compared to the prior year; however, strong competition in this market segment resulted in lower sales during the fourth quarter. Less emphasis was placed on selling our lower margin products during fiscal 2016, which resulted in lower sales of our coarse and core Cat's Pride scoopable cat litters.

The costs associated with our integrated marketing campaign for our Cat’s Pride Fresh & Light Ultimate Care products resulted in a segment loss in the fourth quarter of fiscal 2016 and lower segment income for the year. Trade spending was lower for the year. The costs associated with our marketing campaign are reflected in selling, general and administrative expenses, while trade spending impacts net sales.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

FINANCIAL REVIEW

Cash, cash equivalents, and short-term investments at July 31, 2016 totaled $28,813,000, compared to $22,328,000 a year ago.

Cash provided by operating activities was the third highest in company history, at$25,171,000 for the twelve months ended July 31, 2016, which was $1,805,000 lower than the $26,976,000 for the same period last year.

Capital expenditures for the twelve months ended July 31, 2016 totaled $10,684,000, which was $1,508,000 less than depreciation and amortization of $12,192,000. By comparison, capital expenditures totaled $15,859,000 in the same period of last year.

On June 9, 2016, Oil-Dri’s Board of Directors declared quarterly cash dividends of $0.22 per share of outstanding Common Stock and $0.165 per share of outstanding Class B Stock. The dividends were paid on September 2, 2016, to stockholders of record at the close of business on August 19, 2016. At the end of the fourth quarter, the annualized dividend yield on the Company’s Common Stock was 2.3%, based on the closing stock price on July 29, 2016 of $37.45 per share and the latest quarterly cash dividend of $0.22 per share.

LOOKING FORWARD

President and Chief Executive Officer Daniel Jaffee continued, “While fiscal 2016 was a very good year, we are focused on the future of our business and our mission to Create Value from Sorbent Minerals.

Within the Business-to-Business products group, we will pursue further sales opportunities of Varium and NeoPrime as registrations are obtained throughout target markets. We will continue expanding our global reach in the fluids purification market and will work to advance the position of Verge engineered granules in the agricultural market.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

On the Consumer front, we see the lightweight litter revolution as a great opportunity and plan to continue to spend heavily on the promotion of Cat’s Pride Fresh & Light Ultimate Care. We expect advertising expenditures to be higher in fiscal year 2017 than they were in fiscal 2016. However, we do not anticipate the planned spend will dramatically reduce our current cash position. As stated during last quarter’s teleconference, we anticipate maintaining or growing our cash throughout fiscal 2017 and come June, recommending the Board raise the dividend for the 14th consecutive year.”

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

FIVE-YEAR SUMMARY

Key Metrics as of July 31,
	Fiscal 2016	Fiscal 2015	Fiscal 2014	Fiscal 2013	Fiscal 2012
Cash, cash equivalents, restricted cash and short-term investments	$28,813,000	$22,328,000	$18,999,000	$42,494,000	$36,256,000
Net cash provided by operations	$25,171,000	$26,976,000	$16,296,000	$23,366,000	$23,339,000
Cash, cash equivalents, restricted cash and short-term investments less notes payable	$13,397,000	$3,428,000	$(3,401,000)	$16,594,000	$6,556,000
Net Income	$13,613,000	$11,368,000	$8,356,000	$14,586,000	$6,098,000
Net income per diluted share	$1.87	$1.59	$1.17	$2.07	$0.85
Return on average stockholders’ equity	12.0%	10.6%	8.1%	15.5%	6.8%
Capital expenditures	$10,684,000	$15,859,000	$18,566,000	$9,795,000	$6,960,000
Dividends paid	$5,600,000	$5,247,000	$4,965,000	$4,630,000	$4,486,000
Dividends paid per Common Stock share	$0.84	$0.80	$0.76	$0.72	$0.68

###

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for crop and horticultural, fluids purification, animal health, sports field, industrial and automotive markets and is a leading manufacturer of cat litter.

The Company will offer a live webcast of the fourth quarter earnings teleconference on Tuesday, October 11, 2016 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com.

“Oil-Dri,” “Cat’s Pride,” “Fresh & Light,” “Fresh & Light Ultimate Care,” “Agsorb,” “Pure-Flo,” “Verge,” and “Amlan” are registered trademarks of Oil-Dri Corporation of America. “Varium,” and “NeoPrime” are trademarks of Oil-Dri Corporation of America. “The Jason Debus Heigl Foundation” is a trademark of The Jason Debus Heigl Foundation.

Certain statements in this press release may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except for per share amounts)
(unaudited)

	Fourth Quarter Ended July 31,
	2016	% of Sales	2015	% of Sales
Net Sales	$64,916	100.0%	$65,519	100.0%
Cost of Sales	(46,050)	70.9%	(48,797)	74.5%
Gross Profit	18,866	29.1%	16,722	25.5%
Selling, General and Administrative Expenses	(15,394)	23.7%	(10,919)	16.7%
Operating Income	3,472	5.3%	5,803	8.9%
Interest Expense	(267)	0.4%	(309)	0.5%
Other (Expense) Income	(224)	(0.3)%	22	—%
Income Before Income Taxes	2,981	4.6%	5,516	8.4%
Income Tax Benefit (Expense)	2,280	(3.5)%	(450)	0.7%
Net Income	$5,261	8.1%	$5,066	7.7%
Net Income Per Share:
Basic Common	$0.78		$0.77
Basic Class B Common	$0.59		$0.58
Diluted	$0.72		$0.71
Average Shares Outstanding:
Basic Common	4,999		4,963
Basic Class B Common	2,050		2,023
Diluted	7,122		7,050

	Twelve Months Ended July 31,
	2016	% of Sales	2015	% of Sales
Net Sales	$262,313	100.0%	$261,402	100.0%
Cost of Sales	(185,164)	70.6%	(201,245)	77.0%
Gross Profit	77,149	29.4%	60,157	23.0%
Selling, General and Administrative Expenses	(61,736)	23.5%	(45,004)	17.2%
Operating Income	15,413	5.9%	15,153	5.8%
Interest Expense	(1,035)	0.4%	(1,327)	0.5%
Other (Expense) Income	(21)	—%	343	0.1%
Income Before Income Taxes	14,357	5.5%	14,169	5.4%
Income Tax Expense	(744)	0.3%	(2,801)	1.1%
Net Income	$13,613	5.2%	$11,368	4.3%
Net Income Per Share:
Basic Common	$2.04		$1.73
Basic Class B Common	$1.53		$1.30
Diluted	$1.87		$1.59
Average Shares Outstanding:
Basic Common	4,986		4,955
Basic Class B Common	2,050		2,019
Diluted	7,094		7,037

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share amounts)
(unaudited)

		As of July 31,
		2016	2015
Current Assets
Cash and Cash Equivalents		$18,629	$20,138
Short-term Investments		10,184	2,190
Accounts Receivable, Net		30,386	31,466
Inventories		23,251	21,369
Prepaid Expenses		8,723	7,480
Total Current Assets		91,173	82,643
Property, Plant and Equipment, Net		80,711	79,655
Other Assets		33,049	27,733
Total Assets		$204,933	$190,031

Current Liabilities
Current Maturities of Notes Payable		$3,083	$3,483
Accounts Payable		6,635	7,428
Dividends Payable		1,477	1,376
Accrued Expenses		19,545	16,601
Total Current Liabilities		30,740	28,888
Noncurrent Liabilities
Notes Payable		12,333	15,417
Other Noncurrent Liabilities		46,309	35,198
Total Noncurrent Liabilities		58,642	50,615
Stockholders' Equity		115,551	110,528
Total Liabilities and Stockholders' Equity		$204,933	$190,031

Book Value Per Share Outstanding		$16.42	$15.85

Acquisitions of:
Property, Plant and Equipment	Fourth Quarter	$3,632	$1,914
	Year To Date	$10,684	$15,859
Depreciation and Amortization Charges	Fourth Quarter	$3,201	$3,039
	Year To Date	$12,192	$11,994

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Twelve Months Ended
	July 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$13,613	$11,368
Adjustments to reconcile net income to net cash
provided by operating activities, net of acquisition:
Depreciation and Amortization	12,192	11,994
Decrease (Increase) in Accounts Receivable	942	(646)
(Increase) Decrease in Inventories	(1,954)	3,114
(Decrease) Increase in Accounts Payable	(931)	571
Increase (Decrease) in Accrued Expenses	2,746	(697)
Increase in Pension and Postretirement Benefits	4,171	814
Other	(5,608)	458
Total Adjustments	11,558	15,608
Net Cash Provided by Operating Activities	25,171	26,976

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(10,684)	(15,859)
Restricted Cash	—	129
Net (Purchase) Dispositions of Investment Securities	(7,984)	451
Other	261	1,033
Net Cash Used in Investing Activities	(18,407)	(14,246)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Long-Term Debt	(3,484)	(3,500)
Dividends Paid	(5,600)	(5,247)
Purchase of Treasury Stock	(18)	(122)
Other	660	126
Net Cash Used in Financing Activities	(8,442)	(8,743)

Effect of exchange rate changes on cash and cash equivalents	169	(79)

Net (Decrease) Increase in Cash and Cash Equivalents	(1,509)	3,908
Cash and Cash Equivalents, Beginning of Period	20,138	16,230
Cash and Cash Equivalents, End of Period	$18,629	$20,138

Reagan B. Culbertson
Investor Relations Manager
Oil-Dri Corporation of America
reagan.culbertson@oildri.com
(312) 706 3256